Exhibit 11
                         THERMO BIOANALYSIS CORPORATION

                        Computation of Earnings per Share

                                                      Three Months Ended
                                                 ----------------------------
                                                 September 28,  September 30,
                                                          1996           1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings
     per Share:

   Net Income (a)                                  $   787,000    $   631,000
                                                   -----------    -----------

   Shares:
     Weighted average shares outstanding             8,200,401      8,101,500

     Add: Shares issuable from
          assumed exercise of options
          (as determined by the
          application of the treasury
          stock method)                                      -        117,450
                                                   -----------    -----------
     Weighted average shares outstanding,
       as adjusted (b)                               8,200,401      8,218,950
                                                   -----------    -----------
   Primary Earnings per Share (a) / (b)            $       .10    $       .08
                                                   ===========    ===========
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                         THERMO BIOANALYSIS CORPORATION

                  Computation of Earnings per Share (continued)

                                                      Nine Months Ended
                                                -----------------------------
                                                September 28,   September 30,
                                                         1996            1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings (Loss)
     per Share:

   Net Income (Loss) (a)                         $(1,896,000)     $ 1,938,000
                                                 -----------      -----------

   Shares:
     Weighted average shares outstanding           8,134,467        7,557,684

     Add: Shares issuable from
          assumed exercise of options
          (as determined by the
          application of the treasury
          stock method)                               78,300          117,450
                                                 -----------      -----------
     Weighted average shares outstanding,
       as adjusted (b)                             8,212,767        7,675,134
                                                 -----------      -----------
   Primary Earnings (Loss) per Share (a) / (b)   $      (.23)     $       .25
                                                 ===========      ===========